Exhibit 7.6

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC OR BY DTC OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY, UNLESS AND UNTIL THIS SECURITY IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM.

FAIRFAX FINANCIAL HOLDINGS LIMITED
(Organized under the laws of Canada)

6.500% SENIOR NOTES DUE 2055

US$ ●

No. ●	CUSIP: 303901 BY7
ISIN: US303901BY72

Fairfax Financial Holdings Limited, a corporation duly organized and existing under the laws of Canada (herein called the “Corporation”, which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company (“DTC”), or its registered assigns, the principal sum of ● UNITED STATES DOLLARS (US$●) (as may be modified by the Schedule of Increases and Decreases of Global Securities attached hereto) on May 20, 2055 at the office or agency of the Corporation maintained for such purpose in The City of New York, and to pay interest semi-annually in arrears, on May 20 and November 20 in each year (each, an “Interest Payment Date”), commencing ●, from the issue date of this Security or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at the rate of 6.500% per annum, until the principal hereof is paid or duly provided for. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be May 5 or November 5 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date, and such Defaulted Interest may be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustees (as defined below), notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, all as more fully provided in said Indenture.

Interest on this Security will be computed on the basis of a 360-day year of twelve 30-day months. Interest on this Security is subject to any Additional Amounts (as defined in the Sixth Supplemental Indenture (as defined below)) and any Additional Interest (as defined below) that may be payable thereon.

This Security is one of the duly authorized Securities of the Corporation (herein called the “Securities”), issued and to be issued in one or more series under an indenture dated as of December 1, 1993 (the “Base Indenture”), among the Corporation, The Bank of New York Mellon, a corporation duly organized and existing under the laws of the State of New York, as the successor U.S. trustee (herein called the “U.S. Trustee”, which term includes any successor U.S. trustee under the Indenture with respect to the Securities in this series), and Computershare Advantage Trust of Canada, a trust company duly incorporated and existing under the laws of Canada, as the successor Canadian trustee (herein called the “Canadian Trustee”, which term includes any successor Canadian trustee under the Indenture with respect to the Securities of this series, and, collectively with the U.S. Trustee, the “Trustees”) as amended by the first supplemental indenture dated as of May 9, 2011 (the “First Supplemental Indenture”), the third supplemental indenture dated as of February 26, 2021 (the “Third Supplemental Indenture”) and the sixth supplemental indenture dated May 20, 2025 (the “Sixth Supplemental Indenture” and together with the Base Indenture, the First Supplemental Indenture and the Third Supplemental Indenture, the “Indenture”) to which is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Corporation, the Trustees and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the Securities of the series designated as 6.500% Senior Notes due 2055, initially limited to an aggregate principal amount of US$400,000,000. Additional Securities of this series may be issued by the Corporation from time to time.

The Securities of this series are issuable only in registered form without coupons in initial denominations of $2,000.00 and multiples of $1,000.00 in excess thereof.

The Securities of this series will be direct, unsecured obligations of the Corporation and will rank equally and ratably with all of the Corporation’s other unsecured and unsubordinated indebtedness. The Securities of this series will rank among themselves equally and ratably without preference or priority.

The Corporation is subject to certain covenants as described in the Indenture. If an Event of Default with respect to the Securities of this series (as described in Section 2.12 of the Sixth Supplemental Indenture) shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

The Securities of this series are redeemable at the redemption prices as described in Sections 2.5 and 2.7 of the Sixth Supplemental Indenture and in any applicable supplemental indenture as contemplated in Section 2.9 of the Sixth Supplemental Indenture and as described in such applicable supplemental indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the Place of Payment, the Corporation shall execute, and one of the Trustees shall authenticate and deliver, in the name of the designated transferee, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

Modifications and Amendments

The Indenture permits, with certain exceptions as therein provided, the Corporation and the Trustees to enter into supplemental indentures to the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of modifying in any manner the rights of the Holders of the Securities under the Indenture with the consent of the Holders of not less than a majority in principal amount of all Outstanding Securities to be affected. The Indenture also permits the Holders of not less than a majority in principal amount of all Outstanding Securities affected, on behalf of the Holders of all such Securities, to waive compliance by the Corporation with certain provisions of the Indenture. In addition, the Holders of not less than a majority in principal amount of the Outstanding Securities of any series, on behalf of the Holders of all of the Securities of such series (or, in some cases, the Holders of not less than a majority in principal amount of all Outstanding Securities, on behalf of the Holders of all such Securities) may waive certain past defaults under the Indenture and their consequences. Any such consent or waiver shall be conclusive and binding upon the Holder of this Security and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or any such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Corporation, which is absolute and unconditional, to pay the principal of (and premium, if any, on) and interest on this Security as herein provided and at the place, rate and respective times, and in the coin or currency, herein and in the Indenture prescribed.

Defined Terms

Unless otherwise defined herein, all terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture. To the extent that any term of this Security conflicts with any term of the Indenture, the term of this Security shall supersede and replace the applicable term of the Indenture with respect to the Securities of this series (but not the Securities of any other series). Each Holder of this Security, by accepting the same, agrees to and shall be bound by the provisions of the Indenture.

Governing Law

This Security shall be governed by and construed in accordance with the laws of the State of New York.

Authentication

Unless the certificate of authentication hereon has been manually executed by or on behalf of either the U.S. Trustee or the Canadian Trustee, this Security shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

[Signature page follows.]

IN WITNESS WHEREOF, the Corporation has caused this instrument to be duly executed under its corporate seal.

Dated: ___________, 2025

FAIRFAX FINANCIAL HOLDINGS LIMITED

By:
	Name:	Amy Sherk
	Title:	Vice President and Chief Financial Officer

Attest:
Peter Clarke
President and Chief Operating Officer

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
(Certificate of Authentication may be
executed by either Trustee)

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,
as U.S. Trustee

By:
Authorized Signature

SCHEDULE OF INCREASES AND DECREASES OF GLOBAL SECURITY

Initial Principal Amount of Global Security: US$●

Date	Amount of Increase in Principal Amount of Global Security	Amount of Decrease in Principal Amount of Global Security	Principal Amount of Global Security After Increase or Decrease	Notation by Registrar or Security Custodian